UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

ALLIANCE ONE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 379-4300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2007, the Executive Compensation Committee (the “Compensation Committee”) of the Board of Directors of Alliance One International, Inc. (the “Company”) approved the amendment and restatement of the DIMON Incorporated Supplemental Executive Retirement Plan (the “SERP”) and the amendment and restatement of the Alliance One International, Inc. Pension Equity Plan (the “PEP”). The Company amended and restated each of the SERP and the PEP to be effective as of January 1, 2005 in accordance with the requirements of Section 409A of the Internal Revenue Code. The Compensation Committee also approved and adopted a new plan, the Alliance One International, Inc. Supplemental Retirement Account Plan (the “SRAP”), effective April 1, 2007.

The descriptions of the SERP, PEP and SRAP set forth below are qualified in their entirety by the full text of each of the respective plan documents, attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

Supplemental Executive Retirement Plan

The SERP is an unfunded, nonqualified pension plan for selected current and former management employees. The SERP provides an annual retirement benefit equal to 50 percent of the employee’s final average compensation. Benefits payable to an employee under the SERP are offset by all or a portion of the retirement benefits payable to the employee under certain other arrangements, including the Company’s domestic and foreign pension plans, the PEP, social security-type programs of foreign countries, and profit-sharing accounts originally funded by a Company predecessor. SERP benefits are also offset by supplemental retirement benefits payable under the terms of an employment agreement, unless the employment agreement specifically provides otherwise.

Under the SERP, final average compensation is defined as the average of the three highest fiscal years’ cash compensation during the ten preceding fiscal years. Compensation does not include commissions, extra pay for foreign service, amounts paid as special incentive bonuses in connection with the merger of Standard Commercial Corporation and DIMON Incorporated, or severance benefits. Under the amended and restated SERP, the employee’s final average compensation is frozen as of March 31, 2007. However, the value of the offsetting benefits is not frozen, and will not be determined until the employee’s termination of employment.

The amended and restated SERP provides that an employee will vest in his full SERP benefit by remaining employed with the Company until the earlier of March 31, 2012, or the date the employee has attained age 60 and the sum of his age and years of service equal at least 80. An employee who terminates before full vesting but after a change in control is entitled to a pro-rated benefit. However, the amended and restated SERP provides that an employee who is terminated for cause will forfeit any benefits otherwise payable under the amended SERP. Prior to a change in control, an employee’s benefits are also subject to forfeiture if the employee violates the SERP’s non-compete provisions.

The vested SERP benefit is payable in the form of an annuity for the life of the retired employee, with monthly payments commencing at age 65 (or actual retirement if later). However, the amended and restated SERP provides that any amounts payable within six months after the retired employee’s separation from service will be withheld and paid, with interest, in the seventh month after separation.

If the retired employee is married when SERP benefit payments begin and his spouse survives him, his surviving spouse will receive monthly payments for her life in an amount equal to 50 percent of the monthly payments the retired employee was receiving. If a married employee dies before retirement but after satisfying the SERP’s vesting provisions (or after age 50, if earlier), his surviving spouse will receive a pre-retirement death benefit equivalent in value to the 50 percent survivor benefit the spouse would have received if the employee had survived to age 65.

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Pension Equity Plan

The PEP is an unfunded, nonqualified pension plan for selected current and former management employees. The PEP provides an annual retirement allowance equal to 1.1% of the employee’s credited service times the employee’s final average compensation . Benefits payable to an employee under the PEP are offset by all or a portion of the retirement benefits payable to the employee under certain other arrangements, including the Company’s qualified pension plan for U.S. employees and the Company’s foreign pension plans.

Under the PEP, final average compensation is defined as the highest average of five consecutive fiscal years’ cash compensation during the ten preceding fiscal years. Compensation does not include commissions, extra pay for foreign service, amounts paid as special incentive bonuses in connection with the merger of Standard Commercial Corporation with and into DIMON Incorporated, or severance benefits. Under the amended and restated PEP, final average compensation is frozen as of March 31, 2007. However, the value of the offsetting benefits is not frozen, and will not be determined until the employee’s termination of employment.

Credited service is the employee’s total period of service with the Company plus future service the employee would earn if he remained employed with the Company until age 65.

The amended and restated PEP provides that an employee will vest in his full PEP benefit by remaining employed with the Company until the earlier of March 31, 2012, or the PEP normal retirement date. The PEP normal retirement date is the date the employee has attained age 60 and the sum of his age and years of service equal at least 85. If the employee had the title of Senior Vice President or above with DIMON Incorporated (or one of its predecessors) prior to July 1, 1995, the employee’s PEP normal retirement date is the date the employee has attained age 55 and the sum of his age and years of service equal at least 85. An employee who terminates before full vesting but after a change in control is entitled to a pro-rated benefit. However, the amended and restated PEP provides that an employee who is terminated for cause will forfeit any benefits otherwise payable under the PEP.

The amended and restated PEP also specifies the time and form of payment of PEP benefits in accordance with the requirements of Section 409A of the Internal Revenue Code. An unmarried employee will receive his vested PEP retirement allowance in the form of a life annuity with monthly payments starting on his PEP normal retirement date (or actual retirement if later). If the employee is married, he will begin receiving his vested PEP retirement allowance at the same time but in the form of an actuarially equivalent joint and 50% survivor annuity with the spouse as the contingent annuitant. The amended and restated PEP provides that any amounts payable within six months after the retired employee’s separation from service will be withheld and paid, with interest, in the seventh month after separation.

If a married employee dies before retirement but after satisfying the PEP’s vesting provisions (or after age 50, if earlier), his surviving spouse will receive a pre-retirement death benefit equal to the survivor benefit the spouse would have received if the employee had survived and started receiving benefits under a joint and 50% survivor annuity.

Supplemental Retirement Account Plan

The SRAP is an unfunded, nonqualified pension plan for key management employees selected by the Compensation Committee from time to time. The SRAP became effective as of April 1, 2007.

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Benefits under the SRAP are based on a hypothetical bookkeeping account established for each participating employee. Each fiscal year, company credits and interest credits are added to the employee’s account. The company credit is equal to a specified percentage of the base salary and incentive bonus paid to the employee during the fiscal year (10% for employees at or above the Executive Vice President level, 7.5% for Senior Vice Presidents, and a percentage set by the Committee on a case-by-case basis for all other employees). The interest credit each fiscal year is equal to the beginning balance times the Moody’s Aa Corporate Bond Yield Average as of the beginning of the fiscal year. However, the interest crediting rate cannot exceed 120% of the applicable federal long-term rate prescribed by the Secretary of Treasury for the first month of the fiscal year.

Each employee becomes vested in his SRAP benefit after 5 years of service or, if earlier, upon one of four specified vesting events. The vesting events are death while employed with the Company, termination on account of disability, the Company’s termination of the SRAP, and a change in control. However, an employee who is terminated for cause will forfeit any benefits otherwise payable under the SRAP. Employees must also comply with a non-compete following termination of employment. An employee who violates the non-compete will forfeit all benefits under the SRAP. However, the non-compete provision will not apply after a change in control.

Vested benefits are payable in 120 equal monthly installments starting in the 7th month following separation from service. The monthly installment amount is based on the final account balance plus interest at the SRAP’s applicable interest crediting rate for the year. If the employee dies, unpaid installments are payable to the employee’s designated beneficiary.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1	DIMON Incorporated Supplemental Executive Retirement Plan

Exhibit 10.2	Alliance One International, Inc. Pension Equity Plan

Exhibit 10.3	Alliance One International, Inc. Supplemental Retirement Account Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE ONE INTERNATIONAL, INC.
(Registrant)

Date: April 5, 2007	BY:	/s/ Thomas G. Reynolds
Thomas G. Reynolds
Vice President – Controller
(Chief Accounting Officer)

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